Forms of Letters from the Fund to Shareholders

EXHIBIT E

FORMS OF LETTERS FROM THE FUND TO SHAREHOLDERS IN

CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED ALL OF YOUR SHARES IN THE FUND.

[May 31, 2007]

Dear Shareholder:

Alternative Investment Partners Absolute Return Fund STS (the “Fund”) has received and accepted for purchase your tender of your shares of beneficial interest in the Fund (the “Shares”).

Because you have tendered and the Fund has purchased your entire investment, you have been paid a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased Shares in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than May 17, 2007, unless the valuation date of the Shares in the Fund has changed, or the Fund has requested a withdrawal of its capital from the Alternative Investment Partners Absolute Return Fund (the “Master Fund”) through AIP Absolute Return Fund LDC (the “Offshore Fund”) in which it exclusively invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending December 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Fund’s next annual audit or the determination by Morgan Stanley Alternative Investment Partners LP of any relevant withholding tax amounts for the year, whichever is later, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2007.

Should you have any questions, please feel free to contact one of our dedicated Alternative Investment Partners account representatives at (800) 421-7572, Monday through Friday, from 8:00 am to 5:00 pm Central time.

Sincerely,

Alternative Investment Partners Absolute Return Fund STS

Enclosure

E-1

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED LESS THAN ALL OF YOUR SHARES IN THE FUND.

[May 31, 2007]

Dear Shareholder:

Alternative Investment Partners Absolute Return Fund STS (the “Fund”) has received and accepted for purchase your tender of a portion of your shares of beneficial interest in the Fund (“Shares”).

Because you have tendered and the Fund has purchased a portion of your investment, you have been paid a note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least 90% of the value of the purchased shares in the Fund based on the unaudited net asset value of the Fund as of June 30, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than May 17, 2007, unless the valuation date of the Shares in the Fund has changed or the Fund has requested a withdrawal of its capital from the Alternative Investment Partners Absolute Return Fund (the “Master Fund”) through AIP Absolute Return Fund LDC (the “Offshore Fund”) in which it exclusively invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund’s fiscal year-end audit for the fiscal year ending December 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Fund’s next annual audit or the determination by Morgan Stanley Alternative Investment Partners LP of any relevant withholding tax amounts for the year, whichever is later, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2007.

You remain a Shareholder of the Fund with respect to the portion of your shares in the Fund that you did not tender.

Should you have any questions, please feel free to contact one of our dedicated Alternative Investment Partners account representatives at (800) 421-7572, Monday through Friday, from 8:00 am to 5:00 pm Central time.

Sincerely,

Alternative Investment Partners Absolute Return Fund STS

Enclosure

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